EXHIBIT 99.1

Capitol Bancorp Center
200 Washington Square North
Lansing, MI 48933

www.capitolbancorp.com

Contact: Stephanie Swan
Director of Shareholder Services
517-372-7402

CAPITOL BANCORP REPORTS YEAR-END 2012 RESULTS

LANSING, Mich.: March 28, 2013:  A net loss of approximately $1.6 million, or ($0.04) per share, was reported for the fourth quarter of 2012, compared to a net loss of $6.5 million, or ($0.16) per share, for the corresponding period in 2011.  Approximately $210,000 ($0.01 per share) of this 2012 quarterly net loss, or roughly 14 percent, is attributable to "reorganization items" expense directly associated with Capitol's financial restructuring plan.  The following contributed to the operating results for the fourth quarter, and were the key factors that favorably impacted performance.

➢	After removing the impact of bank divestitures:

•
Continuing declines in both nonperforming loans and other nonperforming assets: down nearly 7 percent and 8 percent, respectively, linked-quarter and 40 percent and nearly 32 percent, respectively, from year-end 2011.

•	Margin improvement of one hundred nine basis points year-over-year.
•	Total operating expenses declined 21 percent year-over-year.
•	The provision for loan losses decreased 99 percent from the same quarter of 2011.
•	Employee compensation and benefits expense decreased 11 percent from the same period in 2011.

Consolidated assets declined nearly 27 percent to $1.6 billion at December 31, 2012 from the nearly $2.2 billion reported at December 31, 2011, and nearly 8 percent on a linked-quarter basis from $1.7 billion reported at September 30, 2012, as a result of bank divestitures and ongoing balance sheet deleveraging strategies.  Eliminating the effect of bank divestitures, total portfolio loans decreased 20 percent to $1.2 billion at December 31, 2012, from $1.5 billion reported at December 31, 2011.  Deposits reflected a nearly 16 percent decline to $1.5 billion at December 31, 2012 from $1.8 billion reported at December 31, 2011; however, the Corporation's consistent focus on core funding sources resulted in an ongoing favorable improvement in deposit mix as noninterest-bearing deposits were nearly 21 percent of total deposits at December 31, 2012, compared to approximately 18 percent at December 31, 2011.

Capitol's Chairman and CEO Joseph D. Reid said, "Another quarter of active management and resolution-oriented focus resulted in net loan charge-offs of $1.8 million for the fourth quarter of 2012, a significant decrease from $13.4 million for the corresponding period of 2011.  In addition, for the fourth quarter of 2012, (excluding the effect of affiliate divestitures), total nonperforming loans have declined 7 percent and total nonperforming assets have fallen 8 percent on a linked-quarter basis (declining almost 40 percent and 32 percent, respectively, from year-end 2011 totals).  This continued decline is encouraging and we perceive these trendlines as an indication of continued improving fundamentals and a validation of the assumptions underlying Capitol's restructuring plan."

Quarterly Performance
In the fourth quarter of 2012, consolidated net operating revenues from continuing operations decreased to $19.9 million from nearly $23.7 million for the corresponding period of 2011.  Other noninterest income from continuing operations totaled $3.0 million, compared to nearly $8.4 million in the comparable 2011 period.  The net interest margin for the three months ended December 31, 2012 was 3.99 percent, a 109 basis point increase from the 2.90 percent reported for the same period in 2011 and a 35 basis point increase from the 3.64 percent reported for the previous quarter, due mainly to the suspension of interest accrual on trust preferred securities.  Cash and cash equivalents were approximately $327 million, or 20 percent of consolidated total assets, at December 31, 2012.  Capitol continues to focus on liquidity to manage its balance sheet in the face of ongoing economic challenges and regulatory constraints, which has resulted in a lower net interest margin than would have resulted had Capitol been progressively expanding and growing its loan portfolio.

The Corporation continues to reduce operating expenses.  Total noninterest expenses decreased in the recent quarter to approximately $21.6 million compared to $27.4 million for the three months ended December 31, 2011, after eliminating the impact of bank divestitures.  Costs associated with foreclosed properties and other real estate owned decreased to $3.0 million in the fourth quarter of 2012, reflecting Capitol's continued efforts to work through problem asset resolution, compared to nearly $5.5 million in the year-ago period.  FDIC insurance premiums and other regulatory fees decreased from nearly $1.8 million in 2011's fourth quarter to $1.5 million in the most recent three-month period, attributed largely to the decline in liabilities on which the assessment is based.  Combined, these two expense areas totaled $4.5 million in the most recent quarter, a decrease from the combined $7.3 million level during the corresponding period of 2011.  Further, on a core, controllable-expense basis, year-over-year compensation costs declined more than 11 percent, from $10.8 million in the 2011 period to $9.6 million in 2012's fourth quarter.

The fourth quarter 2012 provision for loan losses decreased dramatically to $13,000 from nearly $3.0 million for the corresponding period of 2011, after the impact of bank divestitures.  During the fourth quarter of 2012, net loan charge-offs totaled $1.8 million, a significant decrease from 2011's corresponding level of $13.4 million and the linked-quarter level of approximately $7.5 million, as the Corporation continues to aggressively manage its exposure to nonperforming loans.

Ongoing loan foreclosure, real estate maintenance and other costs associated with problem asset resolution corporate-wide were a major reason for the core net operating loss in the most recent three-month period.  However, Capitol is encouraged that aggregate levels of nonperforming loans reflected notable declines at December 31, 2012 when compared to year-end 2011 as follows: Arizona (down 26 percent), Michigan (down 37 percent) and Nevada (down 58 percent).

Results for 2012
Net operating revenues for 2012 decreased to nearly $74.8 million, compared to $100.5 million for the corresponding period of 2011, which included a $16.9 million gain on exchange of trust preferred securities.  While continued divestiture activity and significant deleveraging of Capitol's operations, coupled with measures designed to enhance liquidity levels, have contributed to the reduction in core operating revenues, ongoing system-wide management of asset mix and funding sources has helped mitigate the adverse impact of these declines.  The provision for loan losses of approximately $1.5 million for the twelve months of 2012 was a significant decrease from the $35.6 million reported for the comparable 2011 period.  The Corporation reported a net loss of approximately $25.5 million for the year ended December 31, 2012, a notable improvement from the $45.4 million loss reported for 2011.  On a per share basis, the net loss for the year was $0.62, compared to a net loss of $1.17 reported for the corresponding period in 2011.

Balance Sheet
Divestiture efforts and ongoing balance sheet deleveraging are focused on strengthening consolidated capital ratios, although the Corporation continues to be classified as "undercapitalized."  The challenges, and multiple efforts to address this capital-restoration priority, remain ongoing.  As of December 31, 2012, Capitol had a $190.5 million valuation allowance related to deferred tax assets, which may be released upon a sustained return to profitability.  In July 2011, Capitol announced that it had adopted a Tax Benefits Preservation Plan designed to preserve these substantial tax assets.  This plan is similar to tax benefit preservation plans adopted by other public companies with significant tax attributes.  The purpose of the plan is to protect Capitol's ability to carry forward its net operating losses and certain other tax attributes for utilization in certain circumstances to offset future taxable income and reduce its federal income tax liability.

Net loan charge-offs of 0.60 percent of average loans (annualized) for the fourth quarter of 2012 represented a notable decrease from the 3.44 percent in the corresponding period of 2011 (excluding discontinued operations), and the 2.32 percent on a linked-quarter basis.  Recent activity reflected encouragement in the trend of a declining level of nonperforming loans in the Arizona Region (an $8.5 million decline from the amount reported at December 31, 2011), the Great Lakes Region (a $39.7 million decline from the amount reported at December 31, 2011, exclusive of discontinued operations) and the Nevada Region (a $38.1 million decline from the amount reported at December 31, 2011).  The consolidated coverage ratio of the allowance for loan losses in relation to nonperforming loans was 48.29 percent at December 31, 2012, continuing the trend of modest improvement quarter-to-quarter over the past year.  The allowance for loan losses as a percentage of portfolio loans also remained relatively consistent with recent periods at 5.26 percent, compared to 5.15 percent linked-quarter, and 5.56 percent for the same period of 2011.

Financial Restructuring Plan
In June 2012, Capitol announced the commencement of a voluntary restructuring plan, designed to facilitate its objective of converting existing debt to equity, which will facilitate new equity investments in the Corporation, as well as to help restore Capitol's capital ratios and ensure its affiliate banks are appropriately capitalized.  The initiative includes the opportunity to preserve Capitol's substantial deferred tax assets, which can benefit all shareholders going forward.  The joint plan of reorganization provides for the restructuring of Capitol's and its affiliate Financial Commerce Corporation's ("FCC", and collectively, the "Debtors") liabilities in a manner designed to maximize recoveries to all creditors and to enhance the financial stability of the reorganized Debtors while simultaneously raising new capital from outside investors, which can be immediately deployed into the reorganized Debtor's subsidiary banks, thus avoiding the significant adverse consequences that would result from the seizure of any subsidiary bank.

Existing debt holders were asked to exchange their debt securities for both preferred and common stock of the company (the "Exchange Offer").  Simultaneously, Capitol solicited votes from all debt and equity holders for a prepackaged Chapter 11 plan of reorganization (the "Standby Plan") for Capitol and FCC to be commenced in the event the Exchange Offer was not successful or that Capitol believed the transactions contemplated by the Standby Plan are in the best interests of all stakeholders.  The Standby Plan contemplates the conversion of all current trust preferred security holders, unsecured senior note holders, current preferred equity shareholders and current common equity shareholders into new classes of common stock which will retain approximately 53 percent of the voting control and value of the restructured company.

Capitol has also been actively seeking to identify external capital sources sufficient to restore all affiliate institutions to "well-capitalized" status in exchange for approximately 47 percent of the restructured company.  The Standby Plan contemplates an equity infusion of at least $70 million and up to $115 million pursuant to a separate equity commitment agreement to be entered into by Capitol and certain third-party investors prior to the date on which the Standby Plan becomes effective.

The first segment of the restructuring plan, the exchange of Capitol's outstanding trust preferred securities, unsecured capital notes and Series A preferred stock, expired on July 27, 2012.  As the conditions for the Exchange Offers were not met, the Exchange Offer was terminated and the tendered securities were released into their original CUSIP numbers.

Holders of Capitol's senior notes, trust preferred securities, Series A preferred and common stock overwhelmingly voted to accept the Standby Plan and as a result of the successful vote, Capitol's board of directors approved proceeding with voluntary Chapter 11 filings for Capitol and FCC in the U.S. Bankruptcy Court for the Eastern District of Michigan (the "Court"), and Capitol is seeking confirmation of the approved Standby Plan by the Court.  The Court granted Capitol certain "first-day motions" which allow it to continue its operations in the ordinary course during the plan confirmation process, and which include requests to continue the payment of wages, salaries and other employee benefits.  Capitol has also been granted a motion by the Court restricting trading in Capitol's senior notes, trust preferred securities, preferred stock and common stock in order to preserve certain of Capitol's deferred tax assets.

Capitol officials emphasize that this initiative will not affect the operations or deposits of any of Capitol's affiliate banks, which are continuing normal operations during the pendency of the cases.  Capitol's affiliated banks are regulated separately from the holding company and, like all other insured commercial banks, their deposits are insured by the Federal Deposit Insurance Corporation.

Capitol's Chairman and CEO, Joseph D. Reid stated, "We remain hopeful that the restructuring plan will serve to provide resolution for our trust preferred securities and Capitol's senior debt, while also facilitating additional equity investments in the Corporation.  Additionally, successful completion of the plan will provide benefits to Capitol and all of its stakeholders, and will help to restore the Corporation's capital ratios, as well as the capital ratios of our affiliate banks, providing a more stable platform for future growth and support.  We appreciate the continued support from our many stakeholders as we work through this reorganization process."

When the trust preferred securities were originally issued, and until recently, substantially all of those securities comprised a crucial element of Capitol's compliance with regulatory capital requirements because they were a material component of regulatory capital.  Because of Capitol's weakened financial condition and changes to banking regulations affecting its ability (as well as that of other bank holding companies in the United States) to include any portion of these securities in regulatory capital computations, none of these securities are currently included in the Corporation's regulatory capital measurements.  The restructuring initiatives will facilitate the conversion of Capitol's trust preferred securities to equity and represent an efficient opportunity to strengthen the composition of Capitol's capital base by increasing its Tier 1 common and tangible common equity ratios, while also reducing the dividend and interest expense associated with these securities.  By increasing its common equity component, and successfully completing the capital raise component of the plan, Capitol expects to have increased capital flexibility to continue to support its community banking platform, strategically take advantage of select market opportunities and implement its long-term strategies.

Affiliate Bank Divestitures
Capitol previously announced plans to sell its controlling interests in several affiliate banks.  The sale of one of these banks in the Northwest region of the country was completed in November 2012 and Capitol has also entered into definitive agreements to sell its interests in two affiliates located in the Great Lakes region.  These three transactions represent nearly $210 million of assets.  The pending divestiture is anticipated to be completed in 2013, pending regulatory approval and other contingencies.

About Capitol Bancorp Limited
Capitol Bancorp Limited (OTCQB: CBCRQ), which was founded in 1988, is a community banking company that has a network of separately chartered banks in nine states and executive offices in Lansing, Michigan.

CAPITOL BANCORP LIMITED
(DEBTOR-IN-POSSESSION)
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per-share data)

	Three Months Ended			Year Ended
	December 31			December 31
	2012	2011		2012	2011

Condensed consolidated results of operations:
Interest income	$18,252	$21,417		$77,626	$94,720
Interest expense	2,850	7,709		19,749	34,222
Net interest income	15,402	13,708		57,877	60,498
Provision for loan losses	13	2,986		1,452	35,630
Noninterest income	4,543	9,960		16,902	40,003
Noninterest expense	21,560	27,426		97,968	121,175
Loss from continuing operations before income
taxes	(1,838)	(6,744)		(27,597)	(56,304)
Income (loss) from discontinued operations	10	(64)		20	1,045

Net loss attributable to Capitol Bancorp Limited	$(1,550)	$(6,516)		$(25,474)	$(45,427)

Net loss attributable to Capitol Bancorp Limited
per common share	$(0.04)	$(0.16)		$(0.62)	$(1.17)
Book value (deficit) per common share at end of period	(3.37)	(2.76)		(3.37)	(2.76)
Common stock closing price at end of period	$0.05	$0.09		$0.05	$0.09
Common shares outstanding at end of period	41,177,000	41,040,000		41,177,000	41,040,000
Number of common shares used to compute net
loss per share:
Basic	41,169,000	41,019,000		41,070,000	38,817,000
Diluted	41,169,000	41,019,000		41,070,000	38,817,000

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2012	2012	2012	2012	2011
Condensed summary of consolidated financial position:
Total assets	$1,618,252	$1,749,457	$1,985,907	$2,058,739	$2,205,265
Portfolio loans(1)	1,206,667	1,261,741	1,353,836	1,424,504	1,515,200
Deposits(1)	1,543,868	1,632,053	1,700,088	1,753,568	1,830,202
Capitol Bancorp Limited stockholders' equity (deficit)	(133,869)	(132,176)	(126,378)	(115,976)	(108,084)
Total capital	$7,180	$9,512	$17,294	$27,931	$40,509

Key performance ratios:
Net interest margin	3.99%	3.64%	3.20%	3.12%	2.90%
Efficiency ratio	108.10%	114.18%	158.99%	140.94%	113.16%

Asset quality ratios:
Allowance for loan losses / portfolio loans	5.26%	5.15%	5.32%	5.52%	5.56%
Total nonperforming loans / portfolio loans	10.89%	11.06%	11.78%	12.62%	13.45%
Total nonperforming assets / total assets	13.13%	13.25%	12.98%	14.79%	14.72%
Net charge-offs (annualized) / average portfolio loans	0.60%	2.32%	2.20%	1.74%	3.24%
Allowance for loan losses / nonperforming loans	48.29%	46.60%	45.19%	43.74%	41.33%

Capital ratios:
Capitol Bancorp Limited stockholders' equity (deficit) / total assets	(8.27)%	(7.56)%	(6.36)%	(5.63)%	(4.90)%
Total equity / total assets	(8.91)%	(8.10)%	(6.64)%	(5.89)%	(4.93)%

(1) Amounts as previously reported have been adjusted to exclude amounts related to discontinued operations.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements include expressions such as "expect," "intend," "believe," "estimate," "may," "will," "anticipate" and "should"
and similar expressions also identify forward-looking statements which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's consolidated results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
(DEBTOR-IN-POSSESSION)
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per-share data)

	Three Months Ended December 31		Year Ended December 31
	2012	2011	2012	2011
INTEREST INCOME:
Portfolio loans (including fees)	$17,927	$21,053	$76,276	$93,239
Loans held for sale	2	26	41	58
Taxable investment securities	18	38	155	158
Federal funds sold	--	1	--	1
Other	305	299	1,154	1,264
Total interest income	18,252	21,417	77,626	94,720

INTEREST EXPENSE:
Deposits	2,714	4,626	12,953	22,312
Debt obligations and other	136	3,083	6,796	11,910
Total interest expense	2,850	7,709	19,749	34,222

Net interest income	15,402	13,708	57,877	60,498

PROVISION FOR LOAN LOSSES	13	2,986	1,452	35,630
Net interest income after provision
for loan losses	15,389	10,722	56,425	24,868

NONINTEREST INCOME:
Service charges on deposit accounts	599	668	2,543	2,704
Trust and wealth-management revenue	799	701	2,958	3,246
Fees from origination of non-portfolio residential
mortgage loans	127	129	630	464
Gain on sale of government-guaranteed loans	--	93	362	1,126
Gain on debt extinguishment	--	--	--	16,861
Realized loss on sale of investment securities available
for sale	(1)	(10)	(1)	(10)
Other	3,019	8,379	10,410	15,612
Total noninterest income	4,543	9,960	16,902	40,003

NONINTEREST EXPENSE:
Salaries and employee benefits	9,602	10,819	41,338	46,764
Occupancy	2,285	2,561	9,524	9,522
Equipment rent, depreciation and maintenance	1,305	1,563	5,465	7,198
Costs associated with foreclosed properties and other
real estate owned	3,006	5,465	17,000	28,336
FDIC insurance premiums and other regulatory fees	1,504	1,781	6,264	8,756
Other	3,858	5,237	18,377	20,599
Total noninterest expense	21,560	27,426	97,968	121,175

Loss before reorganization items and
income tax expense (benefit)	(1,628)	(6,744)	(24,641)	(56,304)

Reorganization items	210	-	2,956	-

Loss before income tax expense (benefit)	(1,838)	(6,744)	(27,597)	(56,304)

Income tax expense (benefit)	(156)	70	(152)	(3,333)

Loss from continuing operations	(1,682)	(6,814)	(27,445)	(52,971)

Discontinued operations:
Income (loss) from operations of bank subsidiaries sold	18	(609)	(26)	(2,126)
Gain (loss) on sale of bank subsidiaries	(12)	999	143	5,495
Less income tax expense (benefit)	(4)	454	97	2,324
Income (loss) from discontinued operations	10	(64)	20	1,045

NET LOSS	(1,672)	(6,878)	(27,425)	(51,926)

Net losses attributable to noncontrolling interests in
consolidated subsidiaries	122	362	1,951	6,499

NET LOSS ATTRIBUTABLE TO
CAPITOL BANCORP LIMITED	$(1,550)	$(6,516)	$(25,474)	$(45,427)

NET LOSS PER COMMON SHARE
ATTRIBUTABLE TO CAPITOL BANCORP
LIMITED (basic and diluted)	$(0.04)	$(0.16)	$(0.62)	$(1.17)

CAPITOL BANCORP LIMITED
(DEBTOR-IN-POSSESSION)
Condensed Consolidated Balance Sheets
(in thousands, except share and per-share data)

	December 31
	(Unaudited)
	2012	2011
ASSETS

Cash and due from banks	$56,582	$37,162
Money market and interest-bearing deposits	270,265	315,205
Cash and cash equivalents	326,847	352,367
Loans held for sale	--	2,129
Investment securities:
Available for sale, carried at fair value	15,706	14,883
Held for long-term investment, carried at
amortized cost which approximates fair value	2,736	2,737
Total investment securities	18,442	17,620
Federal Home Loan Bank and Federal Reserve
Bank stock (carried on the basis of cost)	10,531	12,807
Portfolio loans:
Loans secured by real estate:
Commercial	756,970	893,644
Residential (including multi-family)	253,693	325,730
Construction, land development and other land	56,425	102,414
Total loans secured by real estate	1,067,088	1,321,788
Commercial and other business-purpose loans	128,096	178,417
Consumer	9,324	12,216
Other	2,159	2,779
Total portfolio loans	1,206,667	1,515,200
Less allowance for loan losses	(63,455)	(85,788)
Net portfolio loans	1,143,212	1,429,412
Premises and equipment	20,829	23,920
Accrued interest income	3,964	4,943
Other real estate owned	80,963	94,300
Other assets	13,464	14,249
Assets of discontinued operations	--	253,518

TOTAL ASSETS	$1,618,252	$2,205,265

LIABILITIES AND EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$323,411	$325,607
Interest-bearing	1,220,457	1,504,595
Total deposits	1,543,868	1,830,202
Debt obligations:
Notes payable and short-term borrowings	8,428	50,445
Subordinated debentures	--	149,156
Total debt obligations	8,428	199,601
Accrued interest on deposits and other liabilities	9,779	49,406
Liabilities of discontinued operations	--	234,703
Liabilities subject to compromise	200,293	--
Total liabilities	1,762,368	2,313,912

EQUITY:
Capitol Bancorp Limited stockholders' equity:
Preferred stock (Series A), 700,000 shares authorized
($100 liquidation preference per share); 50,980 shares
issued and outstanding	5,098	5,098
Preferred stock (for potential future issuance),
19,300,000 shares authorized; none issued and outstanding	--	--
Common stock, no par value, 1,500,000,000 shares authorized;
issued and outstanding: 2012 - 41,177,479 shares
2011 - 41,039,767 shares	292,092	292,135
Retained-earnings deficit	(430,590)	(404,846)
Undistributed common stock held by employee-benefit trust	(541)	(541)
Accumulated other comprehensive income	72	70
Total Capitol Bancorp Limited stockholders' equity deficit	(133,869)	(108,084)
Noncontrolling interests in consolidated subsidiaries	(10,247)	(563)
Total equity deficit	(144,116)	(108,647)

TOTAL LIABILITIES AND EQUITY	$1,618,252	$2,205,265

CAPITOL BANCORP LIMITED
(DEBTOR-IN-POSSESSION)
Allowance for Loan Losses Activity

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2012	2011(1)	2012	2011(1)

Allowance for loan losses at beginning of period	$65,289	$96,249	$85,788	$124,955

Allowance for loan losses of previously-discontinued bank subsidiary	--	--	--	2,380

Loans charged-off:
Loans secured by real estate:
Commercial	(3,154)	(7,600)	(19,298)	(33,609)
Residential (including multi-family)	(1,090)	(3,511)	(11,536)	(19,709)
Construction, land development and other land	(1,201)	(3,613)	(5,705)	(20,753)
Total loans secured by real estate	(5,445)	(14,724)	(36,539)	(74,071)
Commercial and other business-purpose loans	(693)	(1,675)	(7,911)	(17,339)
Consumer	(469)	(304)	(989)	(1,033)
Other	--	(2)	(656)	(2)
Total charge-offs	(6,607)	(16,705)	(46,095)	(92,445)
Recoveries:
Loans secured by real estate:
Commercial	1,162	1,759	6,947	4,709
Residential (including multi-family)	924	404	5,334	2,881
Construction, land development and other land	1,526	303	3,166	3,768
Total loans secured by real estate	3,612	2,466	15,447	11,358
Commercial and other business-purpose loans	1,094	708	6,316	3,667
Consumer	25	82	448	237
Other	29	2	99	6
Total recoveries	4,760	3,258	22,310	15,268
Net charge-offs	(1,847)	(13,447)	(23,785)	(77,177)
Additions to allowance charged to expense (provision for loan losses)	13	2,986	1,452	35,630

Allowance for loan losses at end of period	$63,455	$85,788	$63,455	$85,788

Average total portfolio loans for the period	$1,224,881	$1,565,656	$1,333,237	$1,731,864

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	0.60%	3.44%	1.78%	4.46%

(1)	For comparative purposes, original balances as previously reported have been adjusted to exclude amounts related to discontinued operations.

CAPITOL BANCORP LIMITED
(DEBTOR-IN-POSSESSION)
Asset Quality Data

ASSET QUALITY (in thousands):

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Nonaccrual loans:
Loans secured by real estate:
Commercial	$80,449	$81,274	$93,792	$114,225
Residential (including multi-family)	29,719	34,017	36,525	39,094
Construction, land development and other land	8,440	12,632	16,696	21,411
Total loans secured by real estate	118,608	127,923	147,013	174,730
Commercial and other business-purpose loans	11,678	12,432	13,238	14,901
Consumer	292	216	174	182
Total nonaccrual loans	130,578	140,571	160,425	189,813

Past due (>90 days) loans and accruing interest:
Loans secured by real estate:
Commercial	660	702	1,029	515
Residential (including multi-family)	85	--	231	1,089
Construction, land development and other land	--	--	--	312
Total loans secured by real estate	745	702	1,260	1,916
Commercial and other business-purpose loans	70	190	93	233
Consumer	--	--	14	17
Total past due loans	815	892	1,367	2,166

Total nonperforming loans	$131,393	$141,463	$161,792	$191,979

Real estate owned and other repossessed assets	81,031	89,835	95,331	101,456

Total nonperforming assets	$212,424	$231,298	$257,123	$293,435

CAPITOL BANCORP LIMITED
(DEBTOR-IN-POSSESSION)
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2012	2011	2012	2011

Numerator—net loss attributable to Capitol Bancorp Limited for the period	$(1,550)	$(6,516)	$(25,474)	$(45,427)

Denominator:
Weighted average number of common shares outstanding, excluding unvested restricted shares of common stock (denominator for basic and diluted net loss)	41,169	41,019	41,070	38,817

Number of antidilutive stock options excluded from diluted net loss per share computation	1,067	2,163	1,067	2,163

Number of antidilutive unvested restricted shares excluded from basic and diluted net loss per share computation	8	21	8	21

Number of antidilutive warrants excluded from diluted net loss per share computation	1,250	1,326	1,250	1,326

Net income (loss) per common share attributable to Capitol Bancorp Limited:
From continuing operations	$(0.04)	$(0.16)	$(0.63)	$(1.23)
From discontinued operations	--	--	0.01	0.06

Total net loss per common share attributable to Capitol Bancorp Limited	$(0.04)	$(0.16)	$(0.62)	$(1.17)

AVERAGE BALANCES (in thousands):

	Periods Ended December 31
	Three Month Period		Year Ended
	2012	2011	2012	2011

Portfolio loans(1)	$1,224,881	$1,565,656	$1,333,237	$1,731,864
Earning assets(1)	1,543,016	1,928,010	1,661,852	2,094,266
Total assets	1,663,660	2,309,445	1,885,281	2,821,131
Deposits(1)	1,572,091	1,889,434	1,671,516	2,021,309
Capitol Bancorp Limited stockholders' equity (deficit)	(133,606)	(101,366)	(124,663)	(75,189)

(1)   Amounts as previously reported have been adjusted to exclude amounts related to discontinued operations.

Capitol Bancorp's National Network of Community Banks

Arizona Region:
Central Arizona Bank	Scottsdale, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona

Great Lakes Region:
Bank of Maumee	Maumee, Ohio
Capitol National Bank	Lansing, Michigan
Indiana Community Bank	Goshen, Indiana
Michigan Commerce Bank	Ann Arbor, Michigan

Midwest Region:
Summit Bank of Kansas City	Lee's Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada

Southeast Region:
Pisgah Community Bank	Asheville, North Carolina
Sunrise Bank	Valdosta, Georgia